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                                  EXHIBIT 23.1



    CONSENT OF ERNST & YOUNG AUDITORES INDEPENDENTES S.S., REGISTERED PUBLIC

                                 ACCOUNTING FIRM

We consent to the references to our firm under the caption "Experts" and to the use of our report dated March 5, 2004 except for Notes 1 and 8, as to which the date is May 25, 2004, in the Registration Statement (Form F-1) and related Prospectus of Gol Linhas Aereas Inteligentes S.A. (formerly known as Gol Transportes Aereos S.A.), for the registration of its non-voting preferred shares.

                   Ernst & Young Auditores Independentes S.S.




                            /s/ Adilson Birolli Gonzalez


                            Adilson Birolli Gonzalez

                                     Partner


Sao Paulo, Brazil
June 23, 2004